AMENDED AND RESTATED ARTICLES OF INCORPORATION

of

FIRST SOURCE DATA, INC.

A Nevada Corporation

As amended and restated on July 27, 2004

KNOW ALL MEN BY THESE PRESENTS:

That I, the Undersigned, for the purpose of forming a corporation under the Laws of the State of Nevada, relating to the General Corporation Law.

I DO HEREBY CERTIFY THAT:

FIRST:

The name of the corporation shall be:

FIRST SOURCE DATA, INC.

SECOND:

The address of the EastBiz.com, Inc., resident agent and Agent for Service of Process of this corporation, is to be located at 4535 West Sahara Avenue #217, Las Vegas, Nevada  89102.

THIRD:

This Corporation is authorized to carry on any lawful business or enterprise. This corporation may conduct all or any part of its business and may hold, purchase, mortgage, lease and convey real and/or personal property, anywhere in the world.

FOURTH:

The authorized capital stock of this corporation is FIFTY MILLION (50,000,000) common shares with a par value of $0.001 per share. The common shares of this corporation are non-assessable. The board of directors has the authority to prescribe, by resolution, the classes, series, number of each class and series, voting powers, designations, preferences, limitations, restrictions and relative rights of each class and series of stock.

Until such time as the shares of the Corporation are quoted or listed on a securities exchange or listing service:

(a)

no share or shares in the capital of the Corporation shall be transferred without the consent of either (i) a majority of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors, or (ii) the holders of at least 51% of the outstanding common shares of the Corporation expressed by a resolution passed at a meeting of such shareholders or by an instrument or instruments in writing signed by the holders of at least 51% of the outstanding common shares of the Corporation.

(b)

the number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment to be, shareholders of the Corporation, is limited to 50, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder; and

(c)

any invitation to the public to subscribe for securities of the Corporation is prohibited.

FIFTH:

The members of the governing board of this corporation shall be styled as directors over the age of eighteen (18) and their number shall be not less than one nor more than five. The name and addresses of the directors are:

1.

Douglas McClelland

36C-1525 Coal Harbour Quay

Vancouver, B.C., Canada  V6G 3E7

2.

Javed Mawji

806-105 McCaul Street

Toronto, Ontario, Canada  M5T 2X6

3.

Anoma Alwis

609-1530 Victoria Avenue

North York, Ontario, Canada  M1L 4R9

SIXTH:

The name and address of the incorporator as follows:

John Vanhara

4535 West Sahara Avenue #217

Las Vegas, Nevada

United States  89102

SEVENTH:

The period of existence of this corporation shall be perpetual.

EIGHTH:

No director, officer or shareholder of this corporation shall have personal liability for damages for breach of any fiduciary duty as a director or officer to the corporation, its shareholders or any other person except for:

(a)

acts or omissions which involve intentional misconduct, fraud or a knowing violation of law;

or

(b)

the payment of dividends in violation of NRS78.300

*  *  *  *  *

I, THE UNDERSIGNED, FOR THE PURPOSE OF AMENDING THE ARTICLES OF INCORPORATION OF THE CORPORATION UNDER THE LAWS OF THE STATE OF NEVADA, DO MAKE, FILE AND RECORD THIS CERTIFICATE, AND CERTIFY THAT THE FACTS STATED ARE TRUE AND I HAVE ACCORDINGLY SET MY HAND AND SEAL THIS DAY: JULY 27, 2004.

/s/ Douglas McClelland

Douglas McClelland

                                                                                    Director